SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2010

Exmovere Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-52713	20-8024018
(State or other jurisdiction of incorporation or organization)	(Commission file no.)	(IRS Employee Identification No.)

1600 Tysons Boulevard, 8th Floor
McLean, VA 22102
(Address of Principal Executive Offices)

(703) 245-8513
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (a) Departure of Directors

On April 9, 2010, Delbert Blewett was removed as a director of Exmovere Holdings, Inc. (the “Company”) by written consent of the majority of the owners of the Company’s shares (the “Shareholder Written Consent”) after the expiration of his one year term as director due to a conflict of interest between his role as President for Horizon International Inc. (“Horizon”) and his role as director for the Company.  The action was taken in accordance with a) Section 10 of Article III of the Bylaws, which provides that one or more or all the Directors of the Company may be removed with or without cause at any time by the shareholders, at a special meeting of the shareholders called for that purpose, and if a Director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that Director and b) Section 8 of Article II of the Bylaws which provides that for any corporate action, other than the election of Directors, the affirmative vote of the majority of shares entitled to vote on that matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders of the Company.  More information about Horizon’s relationship with the Company can be found in the Form 8K filed by the Company on March 3, 2010.

The foregoing description of the Shareholder Written Consent is not intended to be complete and is qualified in its entirety by the complete text of the Shareholder Written Consent attached as an exhibit to this Current Report on Form 8-K.

Item 5.02 (b) Departure of Directors and Officers

On April 9, 2010, the Board of Directors of the Company accepted Mr. Joseph’s Meuse’s apparent resignation as a director of the Company.  Mr. Meuse did not provide formal notice of resignation to the Company.  Mr. Meuse had stopped attending meetings and the Company eventually discovered through Mr. Meuse’s attorney that Mr. Meuse resigned.  The reasons for his resignation are not clear.

On April 9, 2010, Delbert Blewett was removed as secretary of the Company in accordance with Section 3 of Article IV of the Bylaws of the Company, which provides that any officer elected by the Board of Directors may be removed, either with or without cause, and a successor elected by the Board at any time.

The foregoing description is qualified in its entirety by the complete text of the Exmovere Holdings, Inc. Resolution of Board of Directors (the “Board Resolution”) attached as an exhibit to this Current Report on Form 8-K.

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Item 5.02 (c) Election of Directors and Officers

On April 9, 2010, in order to fill the two vacancies on the Company board and pursuant to the Resolution, Joseph Batty, age 69 and William Douglas Heath were elected as directors of the Company.  Joseph Batty was also elected as secretary of the Company.  William Douglas Heath will serve as the Company’s independent director.

The foregoing description is qualified in its entirety by the complete text of the Board Resolution attached as an exhibit to this Current Report on Form 8-K.

Joseph Batty is currently an officer of BT2 International Inc. and he owns approximately 40% of that company through a holding company that he controls.  Mr. Batty has been a Chartered Accountant in Canada since 1966 and is a member of the Institute of Chartered Accountants of Alberta.  He has served as a financial consultant to both publicly traded and private companies over the last five years. From April 1999 through January 2005, Mr. Batty has served as the Chief Financial Officer of Canglobe International, Inc., a publicly traded company listed on the NASD over-the-counter bulletin board and located in Las Vegas, Nevada.  From December 2002 through February 2004, Mr. Batty has served as the Chief Financial Officer of Hydro International Inc., a publicly traded company listed on the NASD over-the-counter bulletin board and located in Tampa, Florida.  Mr. Batty is a citizen of Canada.

William Douglas Heath retired from the U.S. Army as an intelligence officer in 1990. Following his military service he wrote a book on contract for the U.S. Government, Handbook of the Republic of the Marshall Islands.  He later served in the Middle East, Europe and U.S. as a management consultant for Booz & Company, specializing in strategy and restructuring.  Mr. Heath joined Electronic Data Systems in 1994 where he led several consulting practices in business process re-engineering, supply chain and operations management. In 2000 he became the Global Director of Aerospace and Defense for the company, with responsibility worldwide for service delivery and sales to these major industries, including 100 clients in 30 countries. He retired from Electronic Data Systems in 2002 and started Results Associates, a strategy and business improvement consultancy. Mr. Heath has worked with clients in Nigeria, the Czech Republic, Singapore, the Bahamas, El Salvador, Mauritius, Canada and the U.S.

Item 9.01  Financial Statement and Exhibits.

(d) Exhibits.

10.1	Written Consent by Shareholders
10.2	Resolution by the Board of Directors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Exmovere Holdings, Inc.

By:	/s/ David Bychkov
David Bychkov Chief Executive Officer

Date: April 14, 2010

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